ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                         BIKINI TEAM INTERNATIONAL, INC.

         Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act (the "Act"), the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST:   The name of the corporation is Bikini Team International, Inc.

         SECOND: The following amendment to the Articles of Incorporation of the corporation was duly adopted through a resolution by consent of the Board of Directors in accordance with Section 16-10a-821 of the Act on May 28, 2004, and
Article XI of this corporation's Articles of Incorporation, as amended, following approval thereof by the Board of Directors in the manner prescribed by the Act and the Articles of Incorporation, to-wit:

                                 Article I-Name

         The name of the corporation is Logistical Support, Inc.

         THIRD:   This   amendment   does   not   provide   for  any   exchange,
reclassification or cancellation of issued shares.

         FOURTH: The effective date of this amendment shall be the date of the filing of these Articles of Amendment.

         FIFTH: This amendment was adopted pursuant to Article XI of this corporation's Articles of Incorporation, as amended, which allows the Board of Directors to change the name of the corporation without further stockholder approval.

         IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalty of perjury this 28 day of May, 2004.

                                          BIKINI TEAM INTERNATIONAL, INC.

                                          By /s/ Vicki Jenson
                                             -----------------------------
                                             Vicki Jenson, President

Attest:

/s/ Carla Tryon
-----------------------
Carla Tryon, Secretary